Exhibit 99.1

REALOGY REPORTS FIRST QUARTER
2021 FINANCIAL RESULTS

MADISON, N.J. (April 29, 2021) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the first quarter ended March 31, 2021.
“Realogy delivered a very powerful first quarter. We generated a record $162 million in Operating EBITDA, grew closed transaction volume by 44% year over year, continued to expand market share, and improved our balance sheet to its best position ever,” said Ryan Schneider, Realogy’s chief executive officer and president. “Our strategic actions are enabling Realogy affiliated agents and franchise owners to better capitalize on the dynamic housing market as we continue to move fast, innovate, and invest for future growth.”
“We are off to a phenomenal start to 2021, delivering the strongest first quarter top and bottom line results in Realogy’s history,” said Charlotte Simonelli, Realogy's executive vice president, chief financial officer, and treasurer. “We delivered strong operational and financial execution, and we continued to drive cost efficiencies and reduced net leverage as we demonstrate continued success.”

First Quarter 2021 Highlights
•Generated revenue of $1.5 billion, an increase of 32% or $379 million year-over-year.
•Reported Net income of $33 million and basic earnings per share of $0.28, an increase of $495 million vs. prior year or $4.31 per share.
•Generated Operating EBITDA of $162 million, an increase of $130 million year-over-year (See Table 5).
•Title and mortgage continued to contribute meaningfully to our business results, generating approximately $61 million in first quarter Operating EBITDA (See Table 5).
•Combined closed transaction volume increased 44% year-over-year in the first quarter driving market share gains for the third consecutive quarter. Transaction volume growth was significantly above the National Association of Realtors' reported 28% year-over-year market volume growth.
•Strengthened the balance sheet with the lowest ever Net Debt Leverage Ratio of 3.1x and Senior Secured Leverage Ratio of 0.64x (See Tables 8a and 8b).
•Strong cost management with $80 million in permanent cost savings expected in 2021.
•Reported Free Cash Flow of negative $67 million, an improvement of $88 million from the corresponding quarter last year, with the first quarter being a seasonal use quarter for the business (See Table 7).
•Grew Brokerage agents 3% year-over-year and continued to maintain strong retention levels.

Realogy Reports Financial Results for First Quarter 2021

First Quarter 2021 Financial Highlights
The following table sets forth Realogy’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended March 31,
	2021	2020	Change	% Change
Revenue	$1,547	$1,168	$379	32%
Operating EBITDA [1]	162	32	130	406
Net income (loss) attributable to Realogy	33	(462)	495	107
Adjusted net income (loss) [2]	40	(68)	108	159
Earnings (loss) per share	0.28	(4.03)	4.31	107
Adjusted earnings (loss) per share [2]	0.35	(0.59)	0.94	159
Free Cash Flow [3]	(67)	(155)	88	57
Net cash used in operating activities	$(37)	$(82)	$45	55%

Select Key Drivers
Realogy Franchise Group 4 5
Closed homesale sides	244,698	203,188		20%
Average homesale price	$394,000	$322,465		22%
Realogy Brokerage Group [5]
Closed homesale sides	74,993	62,541		20%
Average homesale price	$608,960	$533,813		14%
Realogy Title Group
Purchase title and closing units	33,828	28,724		18%
Refinance title and closing units	20,467	8,899		130%
_______________
Footnotes:
1 See Table 5. Operating EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets.
2 See Table 1a. Adjusted Net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, (gain) loss on the early extinguishment of debt, impairments and the tax effect of the foregoing adjustments. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
3 See Table 7. Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Includes all franchisees except for Realogy Brokerage Group.
5 The Company's combined homesale transaction volume growth (transaction sides multiplied by average sale price) increased 44% compared with the first quarter of 2020.
Balance Sheet and Capital Allocation
The Company ended the quarter with cash and cash equivalents of $404 million*. Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.9 billion at March 31, 2021. The Company's Net Debt Leverage Ratio was 3.1x at March 31, 2021 (see Table 8b).
On April 28, 2021, the Company used cash on hand to pay down $150 million of the Term Loan B Facility.
A consolidated balance sheet is included as Table 2 of this press release.
______________
* excludes restricted cash

Realogy Reports Financial Results for First Quarter 2021

Investor Conference Call
Today, April 29, at 8:30 a.m. (ET), Realogy will hold a conference call via webcast to review its Q1 2021 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (833) 646-0499 (toll free); international participants should dial (918) 922-3007. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy (NYSE: RLGY) is moving the real estate industry to what’s next. As the leading and most integrated provider of U.S. residential real estate services encompassing franchise, brokerage, relocation, and title and settlement businesses as well as a mortgage joint venture, Realogy supported approximately 1.4 million home transactions in 2020. The company’s diverse brand portfolio includes some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Using innovative technology, data and marketing products, high-quality lead generation programs, and best-in-class learning and support services, Realogy fuels the productivity of its approximately 191,700 independent sales agents in the U.S. and more than 135,000 independent sales agents in 117 other countries and territories, helping them build stronger businesses and best serve today’s consumers. Recognized for ten consecutive years as one of the World’s Most Ethical Companies, Realogy has also been designated a Great Place to Work three years in a row and is one of LinkedIn’s 2021 Top Companies in the U.S.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: adverse developments or the absence of sustained improvement in the U.S. residential real estate markets, either regionally or nationally, which could include, but are not limited to: continued negative pressure on the share of commission income realized by real estate brokerages as a result of shifts in favor of affiliated independent sales agents or due to other market factors, meaningful decreases in the average broker commission rate, continued or accelerated declines in inventory, increases in mortgage rates, and other factors that impact homesale transaction volume, including a reduction in housing affordability, a decline or lack of improvement in the number of homesales, stagnant or declining home prices, and changes in consumer preferences, including weakening in the consumer trends that have benefited us since the second half of 2020; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, which could include, but are not limited to intensifying or continued economic contraction in the U.S. economy, including the impact of recessions, slow economic growth, or a deterioration in other economic factors (including potential consumer, business or governmental defaults or delinquencies due to the COVID-19 crisis or otherwise) and fiscal and monetary policies of the federal government and its agencies, particularly those that may result in unfavorable changes to the interest rate environment; adverse impacts from the COVID-19 crisis, including amplification of risks to our business and worsening economic consequences of the crisis or the reinstatement of significant limitations on normal business operations; our ability to execute our business strategy and achieve growth, including our efforts to: recruit and retain productive independent sales agents, attract and retain franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives, alleviate or control the erosion of our share of the commission income generated by

Realogy Reports Financial Results for First Quarter 2021

homesale transactions or compete for real estate services business, compete against non-traditional competitors, including but not limited to, iBuying business models and virtual brokerages, in particular those competitors with access to significant third-party capital that may prioritize market share over profitability, develop or procure products, services and technology that supports our strategic initiatives, realize the expected benefits from our mortgage origination joint venture or from other existing or future strategic partnerships, achieve or maintain a beneficial cost structure or savings and other benefits from our cost-saving initiatives, generate a meaningful number of high-quality leads for independent sales agents and franchisees, complete or integrate acquisitions and joint ventures into our existing operations, or to complete or effectively manage divestitures or other corporate transactions; our geographic and high-end market concentration; the operating results of affiliated franchisees; continued consolidation among our top 250 franchisees; difficulties in the business or changes in the licensing strategy of the owners of the two brands we do not own; the loss of our largest real estate benefit program client or multiple significant relocation clients; continued reductions in corporate relocations or relocation benefits; the failure of third-party vendors or partners to perform as expected or our failure to adequately monitor such third-parties; interruptions in information technology used to operate our business and maintain our competitiveness; increases in mortgage rates, tightened mortgage underwriting standards or reductions in refinancing activity; actions taken by listing aggregators to monetize their concentration and market power; industry structure changes (as a result of new laws, regulations or administrative policies, the rules of multiple listing services, or otherwise) that disrupt the functioning of the residential real estate market; adverse effects on our operations or liquidity due to our indebtedness, including with respect to: interest obligations and the negative covenant restrictions contained in our debt agreements, our ability to fund our operations, invest in our business or pursue growth opportunities, react to changes in the economy or our industry, or incur additional borrowings under our existing facilities, an event of default under our debt agreements, or our ability to refinance or repay our indebtedness or incur additional indebtedness; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing (whether through private litigation or governmental action), including but not limited to: (1) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (2) privacy or data security laws and regulations, (3) the Real Estate Settlement Procedures Act ("RESPA") or other federal or state consumer protection or similar laws, and (4) antitrust laws and regulations; cybersecurity incidents; impairment of our goodwill and other long-lived assets; and severe weather events or natural disasters, including increasing severity or frequency of such events due to climate change or otherwise, or other catastrophic events, including public health crises, such as pandemics and epidemics. Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 8a and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contacts:
Alicia Swift	Trey Sarten
(973) 407-4669	(973) 407-2162
alicia.swift@realogy.com	trey.sarten@realogy.com

Danielle Kloeblen	Gabriella Chiera
(973) 407-2148	(973) 407-5236
danielle.kloeblen@realogy.com	Gabriella.Chiera@realogy.com

Realogy Reports Financial Results for First Quarter 2021                        5

Table 1

REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Gross commission income	$1,154	$850
Service revenue	249	202
Franchise fees	105	71
Other	39	45
Net revenues	1,547	1,168
Expenses
Commission and other agent-related costs	885	630
Operating	384	368
Marketing	58	59
General and administrative	90	88
Restructuring costs, net	5	12
Impairments	1	477
Depreciation and amortization	51	45
Interest expense, net	38	101
Loss on the early extinguishment of debt	17	—
Other income, net	(2)	—
Total expenses	1,527	1,780
Income (loss) before income taxes, equity in earnings and noncontrolling interests	20	(612)
Income tax expense (benefit)	17	(141)
Equity in earnings of unconsolidated entities	(31)	(9)
Net income (loss)	34	(462)
Less: Net income attributable to noncontrolling interests	(1)	—
Net income (loss) attributable to Realogy Holdings	$33	$(462)

Earnings (loss) per share attributable to Realogy Holdings shareholders:
Basic earnings (loss) per share	$0.28	$(4.03)
Diluted earnings (loss) per share	$0.28	$(4.03)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	115.9	114.7
Diluted	118.4	114.7

Realogy Reports Financial Results for First Quarter 2021                        6

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS) AND ADJUSTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)
We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our operating results.
Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) the (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives and (f) the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income (loss) to Adjusted net income (loss) for the three-month periods ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to Realogy Holdings	$33	$(462)
Addback:
Mark-to-market interest rate swap losses	(13)	51
Restructuring costs, net	5	12
Impairments (a)	1	477
Loss on the early extinguishment of debt	17	—
Adjustments for tax effect (b)	(3)	(146)
Adjusted net income (loss) attributable to Realogy Holdings	$40	$(68)

Earnings (loss) per share attributable to Realogy Holdings:
Basic earnings (loss) per share:	$0.28	$(4.03)
Diluted earnings (loss) per share:	$0.28	$(4.03)

Adjusted earnings (loss) per share attributable to Realogy Holdings:
Adjusted basic earnings (loss) per share:	$0.35	$(0.59)
Adjusted diluted earnings (loss) per share:	$0.34	$(0.59)

Weighted average common and common equivalent shares outstanding:
Basic:	115.9	114.7
Diluted:	118.4	114.7
_______________
(a)Non-cash impairments for the three months ended March 31, 2020 primarily include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group;
•an impairment charge of $30 million related to Realogy Franchise Group's trademarks; and
•$30 million of impairment charges during the three months ended March 31, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds.
(b)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Realogy Reports Financial Results for First Quarter 2021                        7

Table 2
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$404	$520
Restricted cash	5	3
Trade receivables (net of allowance for doubtful accounts of $12 and $13)	130	128
Relocation receivables	144	139
Other current assets	186	154
Total current assets	869	944
Property and equipment, net	308	317
Operating lease assets, net	460	450
Goodwill	2,909	2,910
Trademarks	685	685
Franchise agreements, net	1,071	1,088
Other intangibles, net	183	188
Other non-current assets	409	352
Total assets	$6,894	$6,934
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$103	$128
Securitization obligations	100	106
Current portion of long-term debt	17	62
Current portion of operating lease liabilities	126	129
Accrued expenses and other current liabilities	523	600
Total current liabilities	869	1,025
Long-term debt	3,190	3,145
Long-term operating lease liabilities	439	430
Deferred income taxes	292	276
Other non-current liabilities	307	291
Total liabilities	5,097	5,167
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Realogy Holdings common stock: $0.01 par value; 400,000,000 shares authorized, 116,411,025 shares issued and outstanding at March 31, 2021 and 115,457,067 shares issued and outstanding at December 31, 2020	1	1
Additional paid-in capital	4,874	4,876
Accumulated deficit	(3,022)	(3,055)
Accumulated other comprehensive loss	(59)	(59)
Total stockholders' equity	1,794	1,763
Noncontrolling interests	3	4
Total equity	1,797	1,767
Total liabilities and equity	$6,894	$6,934

Realogy Reports Financial Results for First Quarter 2021                        8

Table 3
REALOGY HOLDINGS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net income (loss)	$34	$(462)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	51	45
Deferred income taxes	15	(137)
Impairments	1	477
Amortization of deferred financing costs and debt discount (premium)	3	2
Loss on the early extinguishment of debt	17	—
Equity in earnings of unconsolidated entities	(31)	(9)
Stock-based compensation	6	6
Mark-to-market adjustments on derivatives	(13)	51
Other adjustments to net income (loss)	(2)	—
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(3)	(15)
Relocation receivables	(4)	14
Other assets	(14)	(26)
Accounts payable, accrued expenses and other liabilities	(117)	(23)
Dividends received from unconsolidated entities	31	1
Other, net	(11)	(6)
Net cash used in operating activities	(37)	(82)
Investing Activities
Property and equipment additions	(23)	(29)
Proceeds from the sale of assets	2	—
Investment in unconsolidated entities	(6)	(1)
Other, net	(5)	(9)
Net cash used in investing activities	(32)	(39)
Financing Activities
Net change in Revolving Credit Facility	—	565
Payments for refinancing of Term Loan A Facility and Term Loan B Facility	(905)	—
Proceeds from issuance of Senior Notes	905	—
Amortization payments on term loan facilities	(3)	(7)
Net change in securitization obligations	(7)	(43)
Debt issuance costs	(8)	—
Cash paid for fees associated with early extinguishment of debt	(11)	—
Taxes paid related to net share settlement for stock-based compensation	(8)	(4)
Other, net	(8)	(11)
Net cash (used in) provided by financing activities	(45)	500
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	(1)
Net (decrease) increase in cash, cash equivalents and restricted cash	(114)	378
Cash, cash equivalents and restricted cash, beginning of period	523	266
Cash, cash equivalents and restricted cash, end of period	$409	$644

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $1 and $2 respectively)	$14	$20
Income tax payments (refunds), net	2	(1)

Realogy Reports Financial Results for First Quarter 2021                        9

Table 4a

REALOGY HOLDINGS CORP.
2021 vs. 2020 KEY DRIVERS

	Three Months Ended March 31,
	2021	2020	% Change
Realogy Franchise Group (a)
Closed homesale sides	244,698	203,188	20%
Average homesale price	$394,000	$322,465	22%
Average homesale broker commission rate	2.47%	2.47%	—	bps
Net royalty per side	$382	$316	21%
Realogy Brokerage Group
Closed homesale sides	74,993	62,541	20%
Average homesale price	$608,960	$533,813	14%
Average homesale broker commission rate	2.43%	2.41%	2	bps
Gross commission income per side	$15,393	$13,597	13%
Realogy Title Group
Purchase title and closing units	33,828	28,724	18%
Refinance title and closing units	20,467	8,899	130%
Average fee per closing unit	$2,262	$2,269	—%
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for First Quarter 2021                        10

Table 4b

REALOGY HOLDINGS CORP.
2020 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Realogy Franchise Group (a)
Closed homesale sides	203,188	238,085	336,737	312,335	1,090,345
Average homesale price	$322,465	$321,308	$367,095	$389,555	$355,214
Average homesale broker commission rate	2.47%	2.49%	2.48%	2.46%	2.48%
Net royalty per side	$316	$324	$367	$383	$353
Realogy Brokerage Group
Closed homesale sides	62,541	71,375	101,890	97,930	333,736
Average homesale price	$533,813	$503,935	$563,513	$590,351	$553,081
Average homesale broker commission rate	2.41%	2.43%	2.44%	2.42%	2.43%
Gross commission income per side	$13,597	$12,863	$14,315	$14,725	$13,990
Realogy Title Group
Purchase title and closing units	28,724	32,028	45,788	42,586	149,126
Refinance title and closing units	8,899	17,548	18,387	20,490	65,324
Average fee per closing unit	$2,269	$2,062	$2,239	$2,272	$2,213
_______________
(a)Includes all franchisees except for Realogy Brokerage Group.

Realogy Reports Financial Results for First Quarter 2021                        11

Table 5
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(In millions)
Set forth in the tables below is a reconciliation of Net income (loss) attributable to Realogy Holdings to Operating EBITDA for the three-month periods ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to Realogy Holdings	$33	$(462)
Income tax expense (benefit)	17	(141)
Income (loss) before income taxes	50	(603)
Add: Depreciation and amortization	51	45
Interest expense, net	38	101
Restructuring costs, net (a)	5	12
Impairments (b)	1	477
Loss on the early extinguishment of debt (c)	17	—
Operating EBITDA	$162	$32
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin by reportable segments:

	Revenues (d)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group	$254	$220	$34	15%	$141	$96	$45	47%	56%	44%	12
Realogy Brokerage Group	1,171	869	302	35	(5)	(51)	46	90	—	(6)	6
Realogy Title Group	201	137	64	47	61	12	49	408	30	9	21
Corporate and Other	(79)	(58)	(21)	*	(35)	(25)	(10)	*
Total Company	$1,547	$1,168	$379	32%	$162	$32	$130	406%	10%	3%	7
The following table reflects Realogy Franchise and Brokerage Groups' results before the intercompany royalties and marketing fees, as well as on a combined basis to show the Operating EBITDA contribution of these business segments to the overall Operating EBITDA of the Company:

	Revenues		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2021	2020			2021	2020			2021	2020
Realogy Franchise Group (e)	$175	$162	$13	8%	$62	$38	$24	63%	35%	23%	12
Realogy Brokerage Group (e)	1,171	869	302	35	74	7	67	957	6	1	5
Realogy Franchise and Brokerage Groups Combined	$1,346	$1,031	$315	31%	$136	$45	$91	202%	10%	4%	6
_______________

* not meaningful.
(a)Restructuring charges incurred for the three months ended March 31, 2021 include $2 million at Realogy Franchise Group, $2 million at Realogy Brokerage Group and $1 million at Corporate and Other. Restructuring charges incurred for the three months ended March 31, 2020 include $2 million at Realogy Franchise Group, $9 million at Realogy Brokerage Group and $1 million at Realogy Title Group.
(b)Impairments for the three months ended March 31, 2021 relate to lease asset impairments. Non-cash impairments for the three months ended March 31, 2020 include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group;
•an impairment charge of $30 million related to Realogy Franchise Group's trademarks;
•$30 million of impairment charges during the three months ended March 31, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds; and
•other asset impairments of $4 million primarily related to lease asset impairments.
(c)Loss on the early extinguishment of debt is recorded in Corporate and Other.
(d)Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Realogy Brokerage Group of $79 million and $58 million during the three months ended March 31, 2021 and 2020, respectively.
(e)The segment numbers noted above do not reflect the impact of intercompany royalties and marketing fees paid by Realogy Brokerage Group to Realogy Franchise Group of $79 million and $58 million during the three months ended March 31, 2021 and 2020, respectively.

Realogy Reports Financial Results for First Quarter 2021                        12

Table 6a
REALOGY HOLDINGS CORP.
SELECTED 2021 FINANCIAL DATA
(In millions)

Three Months Ended
March 31, 2021
Net revenues (a)
Realogy Franchise Group	$254
Realogy Brokerage Group	1,171
Realogy Title Group	201
Corporate and Other	(79)
Total Company	$1,547

Operating EBITDA
Realogy Franchise Group	$141
Realogy Brokerage Group	(5)
Realogy Title Group	61
Corporate and Other	(35)
Total Company	$162

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$162

Less: Depreciation and amortization	51
Interest expense, net	38
Income tax expense	17
Restructuring costs, net (b)	5
Impairments (c)	1
Loss on the early extinguishment of debt (d)	17
Net income attributable to Realogy Holdings	$33
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $79 million for the three months ended March 31, 2021. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

Three Months Ended
March 31, 2021
Realogy Franchise Group	$2
Realogy Brokerage Group	2
Corporate and Other	1
Total Company	$5
(c)Impairments for the three months ended March 31, 2021 relate to lease asset impairments.
(d)Loss on the early extinguishment of debt is recorded in Corporate and Other.

Realogy Reports Financial Results for First Quarter 2021                        13

Table 6b
REALOGY HOLDINGS CORP.
SELECTED 2020 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Net revenues (a)
Realogy Franchise Group	$220	$227	$314	$298	$1,059
Realogy Brokerage Group	869	933	1,479	1,461	4,742
Realogy Title Group	137	160	213	226	736
Corporate and Other	(58)	(65)	(97)	(96)	(316)
Total Company	$1,168	$1,255	$1,909	$1,889	$6,221

Operating EBITDA
Realogy Franchise Group	$96	$125	$200	$173	$594
Realogy Brokerage Group	(51)	15	61	23	48
Realogy Title Group	12	61	95	58	226
Corporate and Other	(25)	(26)	(43)	(48)	(142)
Total Company	$32	$175	$313	$206	$726

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$32	$175	$313	$206	$726

Less: Depreciation and amortization	45	46	43	52	186
Interest expense, net	101	59	48	38	246
Income tax (benefit) expense	(141)	(5)	36	6	(104)
Restructuring costs, net (b)	12	18	17	20	67
Impairments (c)	477	63	70	72	682
Former parent legacy cost, net (d)	—	—	1	—	1
Loss on the early extinguishment of debt (d)	—	8	—	—	8
Net (loss) income attributable to Realogy Holdings	$(462)	$(14)	$98	$18	$(360)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Realogy Franchise Group include intercompany royalties and marketing fees paid by Realogy Brokerage Group of $58 million, $65 million, $97 million and $96 million for the three months ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively. Such amounts are eliminated through Corporate and Other.
(b)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Realogy Franchise Group	$2	$4	$4	$5	$15
Realogy Brokerage Group	9	12	11	5	37
Realogy Title Group	1	2	—	1	4
Corporate and Other	—	—	2	9	11
Total Company	$12	$18	$17	$20	$67
(c)Non-cash impairments include:
•a goodwill impairment charge of $413 million related to Realogy Brokerage Group and an impairment charge of $30 million related to Realogy Franchise Group's trademarks during the three months ended March 31, 2020;
•$30 million, $44 million and $59 million of reserves recorded during the three months ended March 31, 2020, June 30, 2020 and September 30, 2020, respectively, (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds which were included in Impairments in connection with the reclassification of Cartus Relocation Services as continuing operations during the fourth quarter of 2020;
•a goodwill impairment charge of $22 million related to Cartus Relocation Services and an impairment charge of $34 million related to Cartus Relocation Services' trademarks during the three months ended December 31, 2020; and
•$4 million, $19 million, $11 million and $16 million of other impairment charges primarily related to lease asset impairments incurred during the three months ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, respectively.
(d)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.

Realogy Reports Financial Results for First Quarter 2021                        14

Table 6c

REALOGY HOLDINGS CORP.
2020 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2020	2020	2020	2020	2020
Revenues
Gross commission income	$850	$919	$1,458	$1,442	$4,669
Service revenue	202	219	281	281	983
Franchise fees	71	85	133	130	419
Other	45	32	37	36	150
Net revenues	1,168	1,255	1,909	1,889	6,221
Expenses
Commission and other agent-related costs	630	685	1,105	1,107	3,527
Operating	368	320	380	405	1,473
Marketing	59	41	55	60	215
General and administrative	88	69	108	147	412
Former parent legacy cost, net	—	—	1	—	1
Restructuring costs, net	12	18	17	20	67
Impairments	477	63	70	72	682
Depreciation and amortization	45	46	43	52	186
Interest expense, net	101	59	48	38	246
Loss on the early extinguishment of debt	—	8	—	—	8
Other expense, net	—	—	—	(5)	(5)
Total expenses	1,780	1,309	1,827	1,896	6,812
(Loss) income before income taxes, equity in earnings and noncontrolling interests	(612)	(54)	82	(7)	(591)
Income tax (benefit) expense	(141)	(5)	36	6	(104)
Equity in earnings of unconsolidated entities	(9)	(36)	(53)	(33)	(131)
Net (loss) income	(462)	(13)	99	20	(356)
Less: Net income attributable to noncontrolling interests	—	(1)	(1)	(2)	(4)
Net (loss) income attributable to Realogy Holdings	$(462)	$(14)	$98	$18	$(360)

(Loss) earnings per share attributable to Realogy Holdings shareholders:
Basic (loss) earnings per share	$(4.03)	$(0.12)	$0.85	$0.16	$(3.13)
Diluted (loss) earnings per share	$(4.03)	$(0.12)	$0.84	$0.15	$(3.13)
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	114.7	115.4	115.4	115.5	115.2
Diluted	114.7	116.2	116.7	118.2	115.2

Realogy Reports Financial Results for First Quarter 2021                        15

Table 7
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE MONTHS ENDED MARCH 31, 2021 AND 2020
(In millions)
A reconciliation of net income (loss) attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to Realogy Holdings	$33	$(462)
Income tax expense (benefit), net of payments	15	(140)
Interest expense, net	38	101
Cash interest payments	(14)	(20)
Depreciation and amortization	51	45
Capital expenditures	(23)	(29)
Restructuring costs and former parent legacy items, net of payments	(5)	(1)
Impairments	1	477
Loss on the early extinguishment of debt	17	—
Working capital adjustments	(169)	(97)
Relocation receivables (assets), net of securitization obligations	(11)	(29)
Free Cash Flow	$(67)	$(155)
A reconciliation of net cash used in operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(37)	$(82)
Property and equipment additions	(23)	(29)
Net change in securitization	(7)	(43)
Effect of exchange rates on cash and cash equivalents	—	(1)
Free Cash Flow	$(67)	$(155)

Net cash used in investing activities	$(32)	$(39)
Net cash (used in) provided by financing activities	$(45)	$500

Realogy Reports Financial Results for First Quarter 2021                        16

Table 8a

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2021
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended March 31, 2021, Realogy Group LLC was required to maintain a senior secured leverage ratio not to exceed 5.25 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing four quarters EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.625% Senior Secured Second Lien Notes, our unsecured indebtedness, including the Unsecured Notes, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes adjustments to Operating EBITDA for retention and disposition costs, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the trailing four-quarter period. The Company was in compliance with the senior secured leverage ratio covenant at March 31, 2021 with a ratio of 0.64 to 1.00.
A reconciliation of net (loss) income attributable to Realogy Group to Operating EBITDA and EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended March 31, 2021 is set forth in the following table:

		Less	Equals	Plus	Equals
	Year Ended	Three Months Ended	Nine Months Ended	Three Months Ended	Twelve Months Ended
	December 31, 2020	March 31, 2020	December 31, 2020	March 31, 2021	March 31, 2021
Net (loss) income attributable to Realogy Group (a)	$(360)	$(462)	$102	$33	$135
Income tax (benefit) expense	(104)	(141)	37	17	54
(Loss) income before income taxes	(464)	(603)	139	50	189
Depreciation and amortization	186	45	141	51	192
Interest expense, net	246	101	145	38	183
Restructuring costs, net	67	12	55	5	60
Impairments	682	477	205	1	206
Former parent legacy cost, net	1	—	1	—	1
Loss on the early extinguishment of debt	8	—	8	17	25
Operating EBITDA (b)	726	32	694	162	856
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (c)					46
Non-cash charges (d)					24
Pro forma effect of acquisitions and new franchisees (e)					6
Incremental securitization interest costs (f)					3
EBITDA as defined by the Senior Secured Credit Agreement*					$935
Total senior secured net debt (g)					$597
Senior secured leverage ratio*					0.64	x
_______________
(a)Net (loss) income attributable to Realogy consists of: (i) loss of $14 million for the second quarter of 2020, (ii) income of $98 million for the third quarter of 2020, (iii) income of $18 million for the fourth quarter of 2020 and (iv) income of $33 million for the first quarter of 2021.
(b)Operating EBITDA consists of: (i) $175 million for the second quarter of 2020, (ii) $313 million for the third quarter of 2020, (iii) $206 million for the fourth quarter of 2020 and (iv) $162 million for the first quarter of 2021.
(c)Represents the four-quarter pro forma effect of business optimization initiatives.
(d)Represents the elimination of non-cash expenses including $39 million of stock-based compensation expense less $8 million of other items, $5 million of foreign exchange benefits and $2 million for the change in the allowance for doubtful accounts and notes reserves for the four-quarter period ended March 31, 2021.
(e)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on April 1, 2020. Franchisee sales activity is comprised of new franchise agreements as well as growth

Realogy Reports Financial Results for First Quarter 2021                        17

through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of April 1, 2020.
(f)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended March 31, 2021.
(g)Represents total borrowings under the senior secured credit facilities (including the Revolving Credit Facility and Term Loan B Facility) and Term Loan A Facility and borrowings secured by a first priority lien on our assets of $824 million plus $28 million of finance lease obligations less $255 million of readily available cash as of March 31, 2021. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.625% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"), and the Term Loan A Agreement dated as of October 23, 2015 (the "Term Loan A Agreement"), as amended from time to time. Our Senior Secured Second Lien Notes include our 7.625% Senior Secured Second Lien Notes due 2025.
On July 24, 2020, Realogy Group LLC entered into amendments to the Senior Secured Credit Agreement and Term Loan A Agreement (referred to collectively herein as the “2020 Amendments”), pursuant to which the senior secured leverage ratio (the financial covenant under such agreements) has been temporarily eased and certain other covenants have been temporarily tightened during the covenant period. On January 27, 2021, Realogy Group LLC entered into amendments to the Senior Secured Credit Agreement and Term Loan A Agreement which, among other things, reduced the maximum permitted senior secured leverage ratio below the levels that had been permitted under the 2020 Amendments. See the Company's Current Reports on Form 8-K filed on July 30, 2020 and January 27, 2021 for additional information.

Realogy Reports Financial Results for First Quarter 2021                        18

Table 8b

NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2021
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities, for the four-quarter period ended March 31, 2021 (referred to as net debt leverage ratio) is set forth in the following table:

	As of March 31, 2021
Non-extended Revolving Credit Commitment	$—
Extended Revolving Credit Commitment	—
Non-extended Term Loan A	197
Extended Term Loan A	237
Term Loan B	390
7.625% Senior Secured Second Lien Notes	550
4.875% Senior Notes	407
9.375% Senior Notes	550
5.75% Senior Notes	900
Finance lease obligations	28
Corporate Debt (excluding securitizations)	3,259
Less: Cash and cash equivalents	404
Net Corporate Debt (excluding securitizations)	$2,855

EBITDA as defined by the Senior Secured Credit Agreement (a)	$935

Net Debt Leverage Ratio (b)	3.1	x
_______________
(a)See Table 8a for a reconciliation of Net (loss) income attributable to Realogy Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indentures governing the 9.375% Notes and 7.625% Senior Secured Second Lien Notes), except that when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Realogy Reports Financial Results for First Quarter 2021                        19

Table 9
Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the (gain) loss on the early extinguishment of debt, impairments, the tax effect of the foregoing adjustments. The gross amounts for these items as well as the adjustment for income taxes are presented.
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.